Exhibit 23.4

               [Letterhead of Associated Mining Consultants Ltd.]

August 16, 1999

Securities and Exchange Commission
450 - 5th Street N.W.
Washington, D.C.  20549

Dear Sirs:

           Re: Prospectus Supplement, dated August 16, 1999, to the Prospectus (the "Prospectus Supplement") included in the Registration Statement on Form S-3 of Golden Star
                Resources Ltd., dated August 8, 1997, as amended

The Prospectus Supplement contains a reference to Associated Mining Consultants Ltd. (AMCL) as experts in mining, geology and ore reserve and mineralized material determinations and to the report prepared by AMCL dated June 30, 1999, entitled "Bogoso Gold Limited, Ghana - Independent Engineering Report," with respect to the production, grade and mine life of the mineral properties owned by Bogoso Gold Limited (the "Report") and to which an Addendum was added dated August 10, 1999.

We hereby consent to the use of our name, to the reference to our firm as experts in mining, geology and ore reserve and mineralized material determinations and to the reference to our Report and Addendum, in each case in the Prospect Supplement, which is a part of the Registration Statement.

Yours sincerely,

ASSOCIATED MINING CONSULTANTS

/s/ Alan L. Craven
------------------
Alan L. Craven, P.Eng.
Vice-President and General Manager